Exhibit 99.1

USA Technologies Reports First Quarter Fiscal Year 2020 Results

Revenue Growth of 25.7% Year-Over-Year

Total Connections Rose 16% Year-Over-Year

MALVERN, Pa. – November 12, 2019 – USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today reported results for the first quarter fiscal year 2020 ended September 30, 2019.

“We are pleased to report record quarterly revenue led by an expanding customer base and strong growth in connections,” said Don Layden, USA Technologies’ Interim Chief Executive Officer. “The entire management team is focused on strengthening the business by reducing the company’s cost structure to improve profitability while enhancing our customer service and we are working diligently to regain our Nasdaq listing.  We believe that the company remains well positioned to capitalize on the ongoing shift and increasing demand for electronic payment transactions in the unattended retail market.”

First Quarter Fiscal 2020 Financial Highlights:

•	Revenue of $42.1 million, increased 25.7% year-over-year

o	License and transaction fee revenue of $33.8 million, increased 16.8% year-over-year

o	Equipment revenue of $8.3 million, increased 82.7% year-over-year

•	Net new connections of 46,000 bring total connections to 1,215,000

•	Gross margins of 23.9% decreased from 30.2% in the prior year period

o	License and transaction gross margin of 36.0%, flat compared to the prior year period

o	Equipment gross margin of (25.7)% decreased from (7.0)% in the prior year period

•	Operating loss of $(12.8) million compared to operating loss of $(5.9) million in the prior year period

•	Net loss of $(12.9) million, or $(0.22) per share compared to net loss of $(6.3) million, or $(0.11) per share in the prior year period

•	Non-GAAP net loss of $(8.0) million, or $(0.13) per share compared to non-GAAP net income of $0.3 million, or $0.01 per share in the prior year period

•	Adjusted EBITDA of $(7.5) million compared to $(2.1) million in the prior year period

•	Ended the quarter with $25.5 million in cash and cash equivalents

“We are pleased to deliver strong revenue growth during the first fiscal quarter with over 80% of our revenue now from recurring license and transaction fees,” said Glen Goold, USA Technologies’ Interim Chief Financial Officer. “In order to further strengthen our balance sheet, we plan to sell a portfolio of lease receivables and expect this transaction to close in late Q2 or early Q3 of our FY 2020.”

Fiscal Year 2020 Outlook:

For full fiscal year 2020, the company continues to expect revenue to be between $165 million to $175 million and expects to add 170,000 to 190,000 net new connections to its service. Adjusted EBITDA was lower than expected in the first quarter of fiscal year 2020 primarily because professional service fees were higher than expected for costs related to the company’s restatement audit. Despite the first quarter loss, the company continues to believe that it will produce between $10 million and $11 million in Adjusted EBITDA over the full 2020 fiscal year.

Webcast and Conference Call

USA Technologies will host a conference call and webcast the event beginning at 8:30 a.m. Eastern Time today, November 12, 2019.

To participate in the conference call, please dial (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial (224) 357-2194. Please reference conference ID # 3093309.

A live webcast of the conference call will be available at http://usat.client.shareholder.com/events.cfm. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software. A telephone replay of the conference call will be available from 11:30 a.m. Eastern Time on November 12, 2019 until 11:30 a.m. Eastern Time on November 15, 2019 and may be accessed by calling (855) 859-2056 (domestic dial-in) or (404) 537-3406 (international dial-in) and reference conference ID # 3093309. An archived replay of the conference call will also be available in the investor relations section of the company's website.

About USA Technologies

USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. With approximately one million two hundred thousand connections, USAT is transforming the unattended retail community by offering one solution for payments processing, logistics, and back-office management solutions. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Discussion of Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP (Generally Accepted Accounting Principles). Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below in Financial Schedule D.

The following non-GAAP financial measures are discussed herein: adjusted EBITDA, non-GAAP net income (loss), and non-GAAP net income (loss) per share. The presentation of these additional financial measures is not intended to be considered in isolation or as a substitute for  the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of USAT or net cash provided by (used in) operating activities.  Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP and are not a substitute for or a measure of the Company’s profitability or net earnings. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided below in Financial Schedule D the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income (loss) represents GAAP net income (loss) excluding costs or benefits relating to any non-cash portions of the Company’s income tax provision, amortization expense related to our acquisition-related intangibles, non-recurring fees and charges that were incurred in connection with the acquisition and integration of businesses, non-recurring fees and charges that were incurred in connection with the Audit Committee investigation and financial statement restatement activities, and class-action litigation and shareholder derivative demand expenses. Management believes that non-GAAP net income (loss) is an important measure of USAT’s business. Non-GAAP net income (loss) is a non-GAAP financial measure which is not required by or defined under GAAP. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as a useful metric for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current and future financial performance. Additionally, the Company utilizes non-GAAP net income (loss) as a metric in its executive officer and management incentive compensation plans.

As used herein, Adjusted EBITDA represents net loss before interest income, interest expense, income taxes, depreciation, amortization, non-recurring fees and charges that were incurred in connection with the acquisition and integration of businesses, non-recurring fees and charges that were incurred in connection with the Audit Committee investigation and financial statement restatement activities, class action litigation and shareholder derivative demand expenses, and stock-based compensation expense. We have excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of the Company. We have excluded the non-recurring costs and expenses incurred in connection with the acquisition of business acquisitions in order to allow more accurate comparison of the financial results to historical operations.  We have excluded the professional fees incurred in connection with the class action litigation and the shareholder derivative demands as well as the non-recurring costs and expenses related to the Audit Committee investigation and financial statement restatement activities because we believe that they represent charges that are not related to our operations. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, the Company utilizes Adjusted EBITDA as a metric in its executive officer and management incentive compensation plans.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future financial results, including earnings or taxable income of USAT; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; whether the Company would able to sell the lease receivable referred to above to a third party finance company, or would be able to do so within the time period set forth above, or if sold, whether any such sale would result in the amount of cash proceeds referred to above;  the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file its periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the appeal to the Nasdaq Listing and Hearing Council of the suspension of trading of the Company’s securities on The Nasdaq Stock Market LLC (“Nasdaq”) will be successful or result in the reinstatement of trading of the Company’s securities, or whether any application by the Company to relist the Company’s securities on Nasdaq would be granted; or whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

(A)	Balance Sheet

(B)	Statements of Operations

(C)	Statements of Cash Flows

(D)	Reconciliation of GAAP to Non-GAAP Financial Measures

Contacts

Investors:
Monica Gould
The Blueshirt Group
Tel: +1 212-871-3927
monica@blueshirtgroup.com

Lindsay Savarese
The Blueshirt Group
Tel: +1 212-331-8417
lindsay@blueshirtgroup.com

Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449

Source: USA Technologies, Inc.
F-USAT

USA Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in thousands)	September 30, 2019	June 30, 2019

Assets
Current assets:
Cash and cash equivalents	$25,540	$27,464
Accounts receivable, less allowance of $4,972 and $4,866, respectively	17,120	21,712
Finance receivables, net	7,216	6,260
Inventory, net	9,344	10,908
Prepaid expenses and other current assets	1,808	1,558
Total current assets	61,028	67,902

Non-current assets:
Finance receivables due after one year, net	12,710	11,596
Other assets	1,811	2,099
Property and equipment, net	7,697	9,180
Operating lease right-of-use assets	6,514	—
Intangibles, net	25,387	26,171
Goodwill	64,149	64,149
Total non-current assets	118,268	113,195

Total assets	$179,296	$181,097

Liabilities, convertible preferred stock and shareholders’ equity
Current liabilities:
Accounts payable	$27,453	$27,511
Accrued expenses	29,245	23,258
Capital lease obligations and current obligations under long-term debt	10,826	12,497
Income taxes payable	252	254
Deferred revenue	2,949	1,539
Total current liabilities	70,725	65,059

Long-term liabilities:
Deferred income taxes	76	71
Capital lease obligations and long-term debt, less current portion	184	276
Operating lease liabilities, non-current	5,327	—
Accrued expenses, less current portion	—	100
Total long-term liabilities	5,587	447

Total liabilities	$76,312	$65,506
Commitments and contingencies (Note 13)
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $20,444 and $20,111 at September 30, 2019 and June 30, 2019, respectively	3,138	3,138
Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized, no shares issued	—	—
Common stock, no par value, 640,000,000 shares authorized, 60,008,481 shares issued and outstanding at September 30, 2019 and June 30, 2019	377,143	376,853
Accumulated deficit	(277,297)	(264,400)
Total shareholders’ equity	99,846	112,453
Total liabilities, convertible preferred stock and shareholders’ equity	$179,296	$181,097

USA Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,
($ in thousands, except per share data)	2019	2018
Revenue:
License and transaction fees	$33,833	$28,971
Equipment sales	8,313	4,551
Total revenue	42,146	33,522

Costs of sales:
Cost of services	21,646	18,544
Cost of equipment	10,448	4,868
Total costs of sales	32,094	23,412

Gross profit	10,052	10,110

Operating expenses:
Selling, general and administrative	18,171	9,450
Investigation and restatement expenses	3,699	4,526
Integration and acquisition costs	—	922
Depreciation and amortization	1,022	1,133
Total operating expenses	22,892	16,031

Operating loss	(12,840)	(5,921)

Other income (expense):
Interest income	467	405
Interest expense	(465)	(786)
Total other income (expense), net	2	(381)

Loss before income taxes	(12,838)	(6,302)
Provision for income taxes	(59)	(18)

Net loss	(12,897)	(6,320)
Preferred dividends	(334)	(334)
Net loss applicable to common shares	$(13,231)	$(6,654)
Net loss per common share
Basic	$(0.22)	$(0.11)
Diluted	$(0.22)	$(0.11)
Weighted average number of common shares outstanding
Basic	60,096,852	60,053,912
Diluted	60,096,852	60,053,912

USA Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended September 30,
($ in thousands)	2019	2018
OPERATING ACTIVITIES:
Net loss	$(12,897)	$(6,320)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash stock based compensation	290	415
Gain on disposal of property and equipment	(15)	7
Non-cash interest and amortization of debt discount	59	22
Bad debt expense	(110)	509
Provision for inventory reserve	574	212
Depreciation and amortization	1,213	2,147
Non-cash lease expense	491	—
Deferred income taxes	5	4
Changes in operating assets and liabilities:
Accounts receivable	4,677	(3,678)
Finance receivables, net	(384)	(63)
Inventory, net	992	1,707
Prepaid expenses and other assets	(412)	(220)
Accounts payable and accrued expenses	4,738	(8,665)
Operating lease liabilities	(399)	—
Deferred revenue	1,409	(210)
Income taxes payable	(2)	11
Net cash provided by (used in) operating activities	229	(14,122)

INVESTING ACTIVITIES:
Purchase of property and equipment, including rentals	(420)	(693)
Proceeds from sale of property and equipment, including rentals	30	30
Net cash used in investing activities	(390)	(663)

FINANCING ACTIVITIES:
Repayment of capital lease obligations and long-term debt	(1,763)	(959)
Proceeds from exercise of common stock options	—	42
Net cash used in financing activities	(1,763)	(917)

Net (decrease) increase in cash and cash equivalents	(1,924)	(15,702)
Cash and cash equivalents at beginning of year	27,464	83,964
Cash and cash equivalents at end of period	$25,540	$68,262

Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended September 30,
($ in thousands)	2019	2018
Net loss	$(12,897)	$(6,320)
Less: interest income	(467)	(405)
Plus: interest expense	465	786
Plus: income tax provision	59	18
Plus: depreciation expense	428	1,355
Plus: amortization expense	785	792
EBITDA	(11,627)	(3,774)
Plus: stock-based compensation	290	415
Plus: litigation related professional expenses	114	6
Plus: investigation and restatement expenses	3,699	4,526
Plus: integration and acquisition costs	—	922
Adjustments to EBITDA	4,103	5,869
Adjusted EBITDA	$(7,524)	$2,095

Reconciliation of Net Loss to Non-GAAP Net Income (Loss)

	Three months ended September 30,
($ in thousands)	2019	2018
Net loss	$(12,897)	$(6,320)
Non-GAAP adjustments:
Non-cash portion of income tax provision	5	4
Amortization expense	785	792
Stock-based compensation	290	415
Litigation related professional fees	114	6
Investigation and restatement expenses	3,699	4,526
Integration and acquisition costs	—	922
Non-GAAP net (loss) income	$(8,004)	$345